Exhibit 32.1

Written Statement of Chief Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the President and Chief Executive Officer of Central European Distribution Corporation (the “Company”), hereby certifies that, to his knowledge:

(a)	the Form 10-Q of the Company for the quarterly period ended September 30, 2004, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ WILLIAM V. CAREY
William V. Carey
President and Chief Executive Officer

November 9, 2004